Exhibit 99.1

For Immediate Release

Contacts:	Norman Black, Public Relations 404-828-7593 Mark Vale, Investor Relations 404-828-6703

UPS REPORTS REVISED RESULTS

2007 Adjusted Diluted EPS Reduced to $4.11

On Revisions to Tax Calculation

ATLANTA, Feb. 29, 2008 – On Jan. 30, 2008, UPS (NYSE: UPS) reported an 8% increase in adjusted diluted earnings per share to $4.17 for the full year of 2007. Following the release of this information, in completing the company’s financial statements for 2007, UPS identified a state income tax benefit of $65 million that was incorrectly recorded in the fourth quarter.

The tax benefit was related to UPS’s withdrawal from the Central States multi-employer pension plan. This error was discovered by the Company during its regular internal review process prior to the filing of its Form 10-K for 2007. Correcting this error has reduced adjusted diluted earnings per share to $4.11 for the full year, a 6.5% increase over the prior year.

The correction has no impact on revenue, operating profit (loss), income (loss) before taxes or segment results for the fourth quarter or the full year of 2007, nor does it impact cash flow or liquidity.

For the 4th quarter, UPS originally reported adjusted diluted earnings per share of $1.13. The revised adjusted diluted earnings per share are $1.07.

On an unadjusted basis, UPS previously reported a loss per diluted share of $2.46 for the quarter and a diluted profit per share of $0.42 for the full year. Those figures now are a loss of $2.52 per share and a profit of $0.36, respectively.

UPS’s previous estimates for 2008 earnings per share remain unchanged at $0.94-to-$0.98 for the first quarter and $4.30-to-$4.50 for the full year, as does the company’s estimated effective tax rate for 2008 of approximately 36%.

UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. The company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.

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We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.

In the first quarter of 2007, we recorded a $221 million pre-tax impairment charge related to aircraft and a $68 million pre-tax charge related to cash payouts and the acceleration of stock compensation and certain retiree healthcare benefits for employees who accepted a voluntary separation opportunity. We recorded a $46 million pre-tax charge in the third quarter of 2007 related to the restructuring and disposal of certain operations in France within the Supply Chain & Freight segment. Additionally, in the fourth quarter of 2007, we recorded a $6.100 billion charge in our U.S. Domestic Package segment in connection with our withdrawal from the Central States, Southeast and Southwest Areas Pension Fund. We presented fourth quarter and full-year 2007 operating profit, operating margin, pre-tax income, net income and earnings per share excluding the impact of these items as we believe these adjusted measures better enable shareowners to focus on period-over-period operating performance. The underlying matters that produced the impairment charge, the pension withdrawal charge, and the charge related to the voluntary separation opportunity were unique, and we do not believe they are reflective of the types of charges that will affect future anticipated results. The restructuring charge reflected our exit of certain non-core lines of business in our Supply Chain & Freight operations, and we do not believe this charge is indicative of future operating results of our core forwarding, logistics and freight operations.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.

Selected Financial Data - Fourth Quarter

(unaudited)

	Three Months Ended
	December 31,		Change
	2007	2006	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,309	$8,129	$180	2.2%
International Package	2,867	2,444	423	17.3%
Supply Chain & Freight	2,216	2,055	161	7.8%

Total revenue	13,392	12,628	764	6.1%

Operating expenses:
Compensation and benefits	12,824	6,504	6,320	97.2%
Other	4,821	4,315	506	11.7%

Total operating expenses	17,645	10,819	6,826	63.1%

Operating profit (loss):
U.S. Domestic Package	(4,892)	1,296	(6,188)	N/A
International Package	557	514	43	8.4%
Supply Chain & Freight	82	(1)	83	N/A

Total operating profit (loss)	(4,253)	1,809	(6,062)	N/A

Other income (expense):
Investment income	43	15	28	186.7%
Interest expense	(83)	(55)	(28)	50.9%

Total other income (expense)	(40)	(40)	—	0.0%

Income (loss) before income taxes	(4,293)	1,769	(6,062)	N/A

Income tax expense (benefit)	(1,652)	641	(2,293)	N/A

Net income (loss)	$(2,641)	$1,128	$(3,769)	N/A

Net income (loss) as a percentage of revenue	-19.7%	8.9%

Per share amounts
Basic earnings (loss) per share	$(2.52)	$1.05	$(3.57)	N/A
Diluted earnings (loss) per share	$(2.52)	$1.04	$(3.56)	N/A
Weighted-average shares outstanding
Basic	1,047	1,076	(29)	-2.7%
Diluted	1,047	1,081	(34)	-3.1%

As adjusted income data:
Operating profit (loss):
U.S. Domestic Package (1)	$1,208	$1,296	$(88)	-6.8%
International Package	557	514	43	8.4%
Supply Chain & Freight	82	(1)	83	N/A

Total operating profit	1,847	1,809	38	2.1%

Income before income taxes (1)	$1,807	$1,769	$38	2.1%
Net income (2)	$1,131	$1,128	$3	0.3%
Basic earnings per share (2)	$1.08	$1.05	$0.03	2.9%
Diluted earnings per share (2)	$1.07	$1.04	$0.03	2.9%

(1)	Fourth quarter 2007 adjusted operating profit and income before income taxes exclude a $6.100 billion charge in the U.S. Domestic Package segment related to the withdrawal from the Central States, Southeast and Southwest Areas Pension Fund upon ratification of our national master agreement with the International Brotherhood of Teamsters.

(2)	Fourth quarter 2007 net income and earnings per share amounts exclude the after-tax impact of the pension withdrawal charge described in (1), which totaled $3.772 billion. Adjusted diluted earnings per share is based on weighted-average shares outstanding of 1.054 billion.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Operating Data - Fourth Quarter

(unaudited)

	Three Months Ended December 31,		Change
	2007	2006	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,735	$1,724	$11	0.6%
Deferred	983	977	6	0.6%
Ground	5,591	5,428	163	3.0%

Total U.S. Domestic Package	8,309	8,129	180	2.2%
International Package:
Domestic	614	529	85	16.1%
Export	2,076	1,757	319	18.2%
Cargo	177	158	19	12.0%

Total International Package	2,867	2,444	423	17.3%
Supply Chain & Freight:
Forwarding and Logistics	1,574	1,479	95	6.4%
Freight	525	468	57	12.2%
Other	117	108	9	8.3%

Total Supply Chain & Freight	2,216	2,055	161	7.8%

Consolidated	$13,392	$12,628	$764	6.1%

Consolidated volume (in millions)	1,079	1,074	5	0.5%
Operating weekdays	61	62

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,367	1,337	30	2.2%
Deferred	1,194	1,201	(7)	-0.6%
Ground	13,018	12,821	197	1.5%

Total U.S. Domestic Package	15,579	15,359	220	1.4%
International Package:
Domestic	1,241	1,196	45	3.8%
Export	862	768	94	12.2%

Total International Package	2,103	1,964	139	7.1%

Consolidated	17,682	17,323	359	2.1%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.81	$20.80	$0.01	0.0%
Deferred	13.50	13.12	0.38	2.9%
Ground	7.04	6.83	0.21	3.1%
Total U.S. Domestic Package	8.74	8.54	0.20	2.3%
International Package:
Domestic	8.11	7.13	0.98	13.7%
Export	39.48	36.90	2.58	7.0%
Total International Package	20.97	18.77	2.20	11.7%
Consolidated	$10.20	$9.70	$0.50	5.2%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Financial Data - Year to Date

(unaudited)

	Year Ended
	December 31,		Change
	2007	2006	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$30,985	$30,456	$529	1.7%
International Package	10,281	9,089	1,192	13.1%
Supply Chain & Freight	8,426	8,002	424	5.3%

Total revenue	49,692	47,547	2,145	4.5%

Operating expenses:
Compensation and benefits	31,745	24,421	7,324	30.0%
Other	17,369	16,491	878	5.3%

Total operating expenses	49,114	40,912	8,202	20.0%

Operating profit (loss):
U.S. Domestic Package	(1,531)	4,923	(6,454)	N/A
International Package	1,831	1,710	121	7.1%
Supply Chain & Freight	278	2	276	N/A

Total operating profit	578	6,635	(6,057)	-91.3%

Other income (expense):
Investment income	99	86	13	15.1%
Interest expense	(246)	(211)	(35)	16.6%

Total other income (expense)	(147)	(125)	(22)	17.6%

Income before income taxes	431	6,510	(6,079)	-93.4%
Income tax expense	49	2,308	(2,259)	N/A

Net income	$382	$4,202	$(3,820)	-90.9%

Net income as a percentage of revenue	0.8%	8.8%

Per share amounts
Basic earnings per share	$0.36	$3.87	$(3.51)	-90.7%
Diluted earnings per share	$0.36	$3.86	$(3.50)	-90.7%

Weighted average shares outstanding
Basic	1,057	1,085	(28)	-2.6%
Diluted	1,063	1,089	(26)	-2.4%
As adjusted income data:
Operating profit:
U.S. domestic package (1)	$4,781	$4,923	$(142)	-2.9%
International package (1)	1,900	1,710	190	11.1%
Supply chain and freight (1)	332	2	330	N/A

Total operating profit	7,013	6,635	378	5.7%
Income before income taxes (1)	$6,866	$6,510	$356	5.5%
Net income (2)	$4,369	$4,202	$167	4.0%
Basic earnings per share (2)	$4.13	$3.87	$0.26	6.7%
Diluted earnings per share (2)	$4.11	$3.86	$0.25	6.5%

(1)	2007 adjusted operating profit and income before income taxes exclude the following:
—	an impairment charge on Boeing 727 and 747 aircraft, and related engines and parts, of $221 million ($159 million U.S. Domestic Package and $62 million International Package), due to the acceleration of the planned retirement of these aircraft.
—	a charge related to the special voluntary separation opportunity (“SVSO”), which was accepted by 195, or 30%, of the eligible employees. We recorded a charge to expense of $68 million ($53 million U.S. Domestic Package, $7 million International Package, and $8 million Supply Chain & Freight), to reflect the cash payout and the acceleration of stock compensation and certain retiree healthcare benefits under the SVSO program.
—	a $46 million charge related to the restructuring and disposal of certain operations in France within the Supply Chain & Freight segment.
—	$6.100 billion charge in the U.S. Domestic Package segment related to the withdrawal from the Central States, Southeast and Southwest Areas Pension Fund upon ratification of our national master agreement with the International Brotherhood of Teamsters.

(2)	2007 net income and earnings per share amounts exclude the after-tax impact of the charges described in (1), which totaled $3.987 billion.

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.

Selected Operating Data - Year to Date

(unaudited)

	Year Ended December 31,		Change
	2007	2006	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$6,738	$6,778	$(40)	-0.6%
Deferred	3,359	3,424	(65)	-1.9%
Ground	20,888	20,254	634	3.1%

Total U.S. Domestic Package	30,985	30,456	529	1.7%
International Package:
Domestic	2,177	1,950	227	11.6%
Export	7,488	6,554	934	14.3%
Cargo	616	585	31	5.3%

Total International Package	10,281	9,089	1,192	13.1%
Supply Chain & Freight:
Forwarding and Logistics	5,911	5,681	230	4.0%
Freight	2,108	1,952	156	8.0%
Other	407	369	38	10.3%

Total Supply Chain & Freight	8,426	8,002	424	5.3%

Consolidated	$49,692	$47,547	$2,145	4.5%

Consolidated volume (in millions)	3,969	3,945	24	0.6%
Operating weekdays	252	253

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,277	1,267	10	0.8%
Deferred	974	993	(19)	-1.9%
Ground	11,606	11,537	69	0.6%

Total U.S. Domestic Package	13,857	13,797	60	0.4%
International Package:
Domestic	1,132	1,108	24	2.2%
Export	761	689	72	10.4%

Total International Package	1,893	1,797	96	5.3%

Consolidated	15,750	15,594	156	1.0%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.94	$21.14	$(0.20)	-0.9%
Deferred	13.69	13.63	0.06	0.4%
Ground	7.14	6.94	0.20	2.9%
Total U.S. Domestic Package	8.87	8.73	0.14	1.6%
International Package:
Domestic	7.63	6.96	0.67	9.6%
Export	39.05	37.60	1.45	3.9%
Total International Package	20.26	18.70	1.56	8.3%
Consolidated	$10.24	$9.88	$0.36	3.6%

Certain prior year amounts have been reclassified to conform to the current year presentation.

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